Exhibit 11.1
                                                                   ------------

                       Ball Corporation and Subsidiaries
                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                 (Millions of dollars except per share amounts)

                                                                      For the Year Ended December 31,
                                                                      -------------------------------
                                                                          1994      1993      1992
                                                                        --------  --------   --------
Earnings per Common Share - Assuming No Dilution
------------------------------------------------
Net income (loss) from:
    Continuing operations                                               $  73.0   $ (32.5)   $  60.9
    Alltrista operations                                                   --         2.1        6.2
                                                                        --------  --------   --------
Net income (loss) before cumulative effect of changes in accounting
   principles, net of tax                                                  73.0     (30.4)      67.1
Cumulative effect of changes in accounting principles, net of tax          --       (34.7)       --
                                                                        --------  --------   --------
Net income (loss)                                                          73.0     (65.1)      67.1
Preferred dividends, net of tax                                            (3.2)     (3.2)      (3.4)
                                                                        --------  --------   --------
Net earnings (loss) attributable to common shareholders                 $  69.8   $ (68.3)   $  63.7
                                                                        ========  ========   ========
Weighted average number of  common shares outstanding (000s)             29,662    28,712     26,039
                                                                        ========  ========   ========
Earnings (loss) per share of common stock:
    Continuing operations                                               $  2.35   $ (1.24)   $  2.21
    Alltrista operations                                                   --        0.07       0.24
    Cumulative effect of changes in accounting principles, net of tax      --       (1.21)       --
                                                                        --------  --------   --------
                                                                        $  2.35   $ (2.38)   $  2.45
                                                                        ========  ========   ========

Earnings per Share - Assuming Full Dilution
-------------------------------------------
Net income (loss)                                                       $  73.0   $ (65.1)   $  67.1
Series C Preferred dividend                                                --         --        (0.1)
Series B ESOP Preferred dividend, net of tax                               --        (3.2)       --
Adjustments for deemed ESOP cash contribution in  lieu of Series B
   ESOP Preferred dividend                                                 (2.4)     (a)        (1.8)
                                                                        --------  --------   --------
Net earnings (loss) attributable to common shareholders                 $  70.6   $ (68.3)   $  65.2
                                                                        ========  ========   ========
Weighted average number of common shares outstanding (000s)              29,662    28,712     26,039
Dilutive effect of stock options                                            264      (a)         287
Common shares issuable upon conversion of Series B ESOP Preferred
   stock                                                                  2,136      (a)       1,897
                                                                        --------  --------   --------
Weighted average number shares applicable to fully diluted earnings
   per share                                                             32,062    28,712     28,223
                                                                        ========  ========   ========
Fully diluted earnings (loss) per share:
    Continuing operations                                               $  2.20   $ (1.24)   $  2.09
    Alltrista operations                                                   --        0.07       0.22
    Cumulative effect of changes in accounting principles, net of tax
                                                                           --       (1.21)       --
                                                                        --------  --------   --------
                                                                        $  2.20   $ (2.38)   $  2.31
                                                                        ========  ========   ========

(a) No conversion of the Series B ESOP Convertible Preferred Stock is assumed as the effect is antidilutive.